                                                                      Exhibit 99

                                                         Joint Filer Information

(1)  Name: SNPE

Address:    12, Quai Henri IV
            75181 Paris Cedex 04
            Cedex, FRANCE

Designated Filer: SNPE Inc. (A)

Issuer & Ticker Symbol: Dynamic Materials Corporation (BOOM)

Date of Event Requiring Statement: 5/10/06

Signature: /s/ Francois Schwartz                   Date:  5/12/06
           -------------------------------------
           Name:  Francois Schwartz
           Title: Corporate Senior Vice President and Chief Financial Officer
                  on behalf of SNPE

(2)  Name: SOFIGEXI

Address:    12, Quai Henri IV
            75004 Paris
            FRANCE

Designated Filer: SNPE Inc. (A)

Issuer & Ticker Symbol: Dynamic Materials Corporation (BOOM)

Date of Event Requiring Statement: 5/10/06

Signature: /s/  Francois Schwartz                  Date:  5/12/06
           -------------------------------------
           Name:   Francois Schwartz
           Title: President Directeur General
                   on behalf of SOFIGEXI

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(A)  SNPE Inc. is wholly-owned subsidiary of SOFIGEXI, which is a wholly-owned subsidiary of SNPE.